Exhibit 10.2

BUILDING LEASE

DATE OF LEASE	TERM OF LEASE		MONTHLY RENT
May 7, 2012	BEGINNING	ENDING	Base rent beginning at $8,333.33 and escalating per the schedule below for consecutive lease years, plus additional payments as provided below
	May 7, 2012	04/30/2015
Location of Premises: 8121 Ogden Avenue, Lyons, Illinois 60534 - the entire property, building and lot
Purpose: General office and related activities

Lessee:		Lessor:

Name:	Artisan Specialty Foods, Inc.	Name:	David and Sherri Vohaska
Address:	3845 Beck Boulevard	Address:	5 Arcadia Court
	Suite 805		Burr Ridge, Illinois 60527
Naples, Florida 34114

In consideration of the mutual covenants and agreements herein stated, Lessor hereby leases to Lessee and Lessee hereby leases from Lessor solely for the above purpose the premises designated above (the APremises@), together with the appurtenances thereto, for the above term.

1.   LEASE TERM.   This lease shall commence effective May 7, 2012 for a term of three years through and including April 30, 2015.  The above notwithstanding, in the event there is a material breach by David Vohaska of a provision of the Stock Purchase Agreement dated May 7, 2012 between him, Lessee and Innovative Food Holdings, Inc., Lessee shall have the right to terminate this Lease upon ten (10) days written notice to Lessor

2.   BASE RENT   Lessee shall pay Lessor or Lessor's agent as monthly Base Rent for the Premises the sum stated below, monthly in advance, upon the first day of every calendar month of the term hereof until termination of this lease, at Lessor's address stated above or such other address as Lessor may designate in writing:

05/07/12 through 04/30/13	$8,333.33 per month
05/01/13 through 04/30/14	$8,416.66 per month
05/01/14 through 04/30/15	$8,500.82 per month

Reference is made to an employment agreement dated of even date herewith between Lessee and David Vohaska (the AEmployment Agreement@).  In the event Employee (as defined in the Employment Agreement) terminates the Employment Agreement within the initial 18 months without Good Reason (as defined in the Employment Agreement) or it is terminated by the Company for cause (as both terms are defined in the Employment Agreement), Lessee shall not be required to pay rent for such number of months remaining between such early termination and the second anniversary of the date of the Employment Agreement.  In the event such early termination occurs between months 19 and 24, there shall be a six months abatement of rent.

3.   SECURITY DEPOSIT.  Lessee shall deposit with Lessor or Lessor's agent the sum of $8,333.33 as a ASecurity Deposit@. Said Security Deposit shall be security for the performance by the Lessee of all the conditions required to be performed by the Lessee under this Lease. Lessor shall return to Lessee the Security Deposit after the expiration of the term of this Lease provided that Lessee has performed all such conditions. In the event of default by the Lessee in respect of any of the conditions in this Lease, including, but not limited to, the payment of rent and additional rent, the Lessor may use, apply or retain all or any part of such Security Deposit for the payment of any unpaid rent and additional rent or for any other amount which the Lessor may require to spend by reason of default of the Lessee, including any damages or deficiency in the reletting of the Leased property regardless of whether the actual incurrence of such damages or deficiency occurs before or after an eviction or summary re-entry or other re-entry by Lessor.

4.   REAL ESTATE TAXES.  It is further agreed between the parties hereto that in addition to the rental provided for herein that Lessee will also pay during the term of this Lease, as additional rent, all real estate taxes assessed upon the premises over and above the amount of such real estate taxes levied upon the Premises in 2009 and payable in 2010. The taxes paid during 2010 for 2009 were $58,058.64 (the ATax Stop”). However, the additional rent relating to an increase in taxes for a lease year shall be capped at 5% of the tax for the previous year. To insure the payment of such additional rent, Lessee shall pay to Lessor on the first day of each and every month at the time of payment of the rental provided for herein one-twelfth (1/12th) of the annual taxes due over said Tax Stop, which lessor shall estimate based upon 105% of the previous years taxes. The monies paid by Lessee as aforesaid shall be used by Lessor to pay the taxes when the tax bills become available. In the event the monies paid as aforesaid are insufficient to pay the amount of the Taxes then Lessee will on demand pay to Lessor the amount of such deficiency. In the event the monies paid as aforesaid are in excess of the amount of the taxes, then Lessor will immediately credit such excess to the next payment due from Lessee to Lessor hereunder or, if no further payments are due from Lessee to Lessor hereunder, shall immediately remit and pay to Lessee the amount of such excess.

5.   INSURANCE.  (A)  Lessee shall carry insurance during the entire term hereof insuring Lessee, and insuring, as additional named insureds, Lessor, its agents, partners and employees, as their interest may appear, with terms, coverages, and in companies reasonably satisfactory to Lessor, but initially Lessee shall maintain the following coverages in the following amounts:

(i)
Comprehensive public liability insurance, including the broad or extended liability endorsement, during the entire term hereof with terms and in companies reasonably satisfactory to Lessor to afford protection to the limits of not less than $2,000,000.00 for combined single limit personal injury and property damage liability per occurrence.

(ii)
Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value of all buildings, additions, improvements and alterations to the Premises, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Lessee=s property on the premises and business interruption insurance.

(iii)	Worker's Compensation Insurance for all of Lessee=s employees.

(iv)
All insurance policies shall provide that they may not be terminated or modified in any way which would materially decrease the protection afforded Lessor under this Lease without thirty days= advance written notice to Lessor.  Lessee shall furnish to Lessor true and correct copies of all insurance policies required under this section, together with any amendments and endorsements to such policies, certificates of insurance, and such other evidence of coverage as Lessor may reasonably request, and evidence of payment of all premiums and other expenses owed in connection therewith.  Upon Lessee’s default in obtaining or maintaining or delivering the policy for any such insurance or Lessee=s failure to pay the charges therefore, Lessor may, at its option, on or after the tenth day after written notice thereof is given to Lessee, procure or pay the charges for any such policy or policies and the total cost and expense thereof shall be immediately paid by Lessee to Lessor as additional rent upon receipt of a bill therefore.

(v)	So long as this Lease remains in effect, the proceeds of any such insurance which are received by Lessee shall be used by Lessee to repair or replace the property so insured.

6.   HOLDING OVER.  Lessee will at the termination of this lease by lapse of time or otherwise yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages, for the whole time such possession is withheld, the sum equal to double the daily Base Rent amount then applicable per day; but the provisions of this clause shall not be held as a waiver by Lessor of any right of re-entry as hereinafter set forth; nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this lease and the term hereby granted for the period still unexpired, for a breach of any of the covenants herein.

7.   WATER, GAS AND ELECTRIC CHARGES.  Lessee will pay, in addition to the rent above specified, all water rents, gas and electric light and power bills taxed, levied or charged on the Premises, for and during the time for which this lease is granted, and in case said water rents and bills for gas, electric light and power shall not be paid when due, Lessor shall have the right, but not the obligation, to pay the same, which amounts so paid, together with any sums paid by Lessor to keep the Premises in a clean and healthy condition, as above specified, are declared to be so much additional rent and payable with the installment of rent next due thereafter.

8.   CONDITION AND UPKEEP OF PREMISES.  Lessee has examined and knows the condition of the Premises as of the date hereof and has received the same in good order and repair, and acknowledges that no representations as to the condition and repair thereof have been made by Lessor, or his agent, prior to or at the execution of this lease that are not herein expressed; Lessee will keep the Premises including all appurtenances, including the coolers and freezers in good repair, replacing all broken glass with glass of the same size and quality as that broken, and will replace all damaged electrical and/ or plumbing fixtures with others of equal quality, and will keep the Premises, including landscaping and adjoining alleys, in a clean and healthful condition according to the applicable municipal ordinances and the direction of the proper public officers during the term of this lease at Lessee's expense, and will without injury to the roof, remove all snow and ice from the same when necessary, and will remove the snow and ice from the sidewalk abutting the Premises; and upon the termination of this lease, in any way, will yield up the Premises to Lessor, in good condition and repair, loss by fire and ordinary wear excepted, and will deliver the keys therefor at the place of payment of said rent.  Should the coolers Adie@ through no neglect of Lessee (e.g. old age, etc.) Lessor shall replace them at their cost.

Lessor represents to Lessee that at the time this Lease commences that (a) the Premises are served by adequate heating, ventilation and air conditioning systems for corporate office space, and that such systems and the freezers and coolers are fully functional and in good working order and repair and (b) the roof above the Premises is free of leaks. Lessor shall be responsible for roof repairs.

9.   REPAIR.  Lessor shall not be obliged to incur any expense for repairing any improvements upon said demised premises or connected therewith, and the Lessee at his own expense will keep all improvements, including but not limited to, the  heating, ventilating and air conditioning systems and fixtures, in good repair (injury by fire, or other causes beyond Lessee's control excepted) as well as in a good tenantable  condition, and will comply with all local or general regulations, laws and ordinances applicable thereto, as well as lawful requirements of all competent authorities in that behalf. Lessee will, as far as possible, keep said improvements from deterioration due to ordinary wear and from falling temporarily out of repair. If Lessee does not make repairs as required, or maintain the Premises promptly and adequately, Lessor may but need not make such repairs or maintenance and pay the costs thereof, and such costs shall be so much additional rent immediately due from and payable by Lessee to Lessor.  Notwithstanding the foregoing, Lessor hereby agrees to be responsible for all repairs to the roof and structural elements of the property, and elevators, providing that the need for such repairs is not caused by the conduct or neglect of Lessee.

10.   LESSEE NOT TO MISUSE; SUBLET; ASSIGNMENT.  Lessee will not allow the Premises to be used for any purpose that will increase the rate of insurance thereon, nor for any purpose other than that hereinbefore specified, and will not load floors with machinery or goods beyond the floor load rating prescribed by applicable municipal ordinances, and will not allow the Premises to be occupied in whole, or in part, by any other person and will not sublet the same or any part thereof, nor assign this lease without in each case the written consent of the Lessor first had such consent not to be unreasonably withheld or delayed, and Lessee will not permit any transfer by operation of law of the interest in the Premises acquired through this lease. However, Lessor may assign or sublet the Premises to an affiliate or subsidiary of it.

11.   MECHANIC'S LIEN.  Lessee will not permit any mechanic's lien or liens to be placed upon the Premises or any building or improvement thereon during the term hereof, and in case of the filing of such lien Lessee will promptly pay same or arrange for a bond. If default in payment thereof or posting a bond shall continue for thirty (30) days after written notice thereof from Lessor to the Lessee, the Lessor shall have the right and privilege at Lessor's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Lessee to Lessor and shall be repaid to Lessor immediately on rendition of bill therefor.

12.   EXTRA FIRE HAZARD.  There shall not be allowed, kept, or used on the Premises any inflammable or explosive liquids or materials save such as may be necessary for use in the business of the Lessee, and in such case, any such substances shall be delivered and stored in amount, and used, in accordance with the rules of the applicable Board of Underwriters and statutes and ordinances now, or hereafter in force.

13.   ACCESS TO PREMISES.  Lessee will allow Lessor free access to the Premises on reasonable prior written notice for the purpose if examining or exhibiting the same, or to make any needful repairs, or alterations thereof which Lessor may see fit to make and will allow to have placed upon the Premises at all times notice of "For Rent" during the last 6 months of the lease, and will not interfere with the same.  In exercising the foregoing rights Lessor shall not interfere with Lessee=s use and occupancy of the Premises.

14.   ABANDONMENT AND RELETTING.  If Lessee shall abandon or vacate the Premises or if Lessee's right to occupy the Premises be terminated by Lessor by reason of Lessee=s breach of any of the covenants herein, the same may be re-let by Lessor for such rent and upon such terms as Lessor may deem fit, subject to Illinois statute; and if a sufficient sum shall not thus be realized monthly, after paying the expenses of such re-letting and collecting to satisfy the rent hereby reserved, Lessee agrees to satisfy and pay all deficiency monthly during the remaining period of this lease.

15.   MUTUAL WAIVER OF SUBROGATION RIGHTS.  Whenever any loss, cost, damage or expense resulting from fire extended coverage or vandalism, is incurred by either of the parties to this Lease in connection with the Premises or the Building, and such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, or expense, then the party so insured hereby releases the other party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation, which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage.

16.   NOTICES.  All notices, demands and requests that may or are required to be given by either party to the other shall be in writing. All notices, demands and requests by the Lessor to the Lessee shall be sent by United States registered or certified mail, postage prepaid, addressed to the other party at the addresses first set forth at the beginning of this Lease, or at such other address as one party may from time to time designate in a written notice to the other party.  The notice shall be deemed given 5 business days after mailing.  Notices may also be served on either party by facsimile transmission, in which case it shall be effective as of the business day following the date of transmission; provided, upon request of the recipient, the senders shall furnish written evidence which reasonably confirms the date and time of transmission.  A copy of the notice shall be sent to Sam Klepfish at 3845 Beck Blvd., Suite 805, Naples, Florida 34114 and the facsimile transmission shall be sent to the facsimile number operative at such address.

17.   DEFAULT.  If any of the following events of default shall occur, to wit:

(a) Lessee defaults for more than ten (10) days after the due date therefore in the payment of rent (whether Base Rent or additional rent) or any other sum required to be paid hereunder, or any part thereof, or

(b) Lessee defaults in the prompt and full performance of any other (i.e., other than payment of rent or any other sum) covenant, agreement or condition of this Lease and such other default shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee (unless such other default involves a hazardous condition, in which event it shall be cured forthwith or unless such default is not capable of curing within thirty (30) days in which event such thirty (30) days shall be extended for so long as Lessee is diligently attempting to cure such default), or

(c) The leasehold interest of Lessee shall be levied upon under execution or be attached by process of law or if Lessee abandons the Premises and ceases to pay all rent hereunder, or

(d) Bankruptcy or insolvency of Lessee,

then in any such event, Lessor, besides other rights or remedies, it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises; such property may be removed and stored in any other place in the Building in which the Premises are situated, or in any other place for the account of and at the expense and at the risk of Lessee. Lessee hereby waives all claims for damages which may be caused by the reentry of Lessor and taking possession of the Premises or removing or storing the furniture and property as herein provided, and will save Lessor harmless from any loss, cost, or damages occasioned Lessor thereby provided that Lessee does not hereby waive any claims, arising from, caused by, or otherwise relating to Lessor=s negligence or willful misconduct and will have no obligation to indemnify Lessor with respect to any such claims, and no such re-entry shall be considered or construed to be a forcible entry. Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law; it may either terminate this Lease or it may from time to time, without terminating this Lease, re-let the Premises or any part thereof for such terms and conditions as Lessor in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

18.   LATE CHARGE.  Lessee shall pay, as a late charge in the event any installment of Base Rent or other payments due hereunder, is not paid within ten (10) days of the date when so due an amount equal to five percent of the amount due for each and every thirty day period that said amount remains unpaid.  Should Lessee make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in inverse order of their maturity.  Lessor shall be under no obligation to accept such partial payments.  The decision of Lessor to accept any such partial payments shall not be construed as a waiver of Lessor=s rights to enforce any and all remedies as provided for herein or hereinabove.

19.   RENT AFTER NOTICE OR SUIT.  It is further  agreed, by the parties hereto, that after the service of notice, or the commencement of a suit or after final Judgment for possession of the Premises, Lessor may receive and collect any rent due, and the payment of said rent shall not waive or affect said notice, said suit, or said judgment.

20.   PAYMENT OF COSTS.  In the event of litigation, the prevailing party shall pay and discharge all reasonable costs, attorney's fees and expenses that shall be made and incurred by the other in enforcing the covenants and agreements of this lease.

21.   RIGHTS CUMULATIVE.  The rights and remedies of Lessor under this lease are cumulative. The exercise or use of any one or more thereof shall not bar Lessor from exercise or use of any other right or remedy provided herein or otherwise provided by law, nor shall exercise nor use of any right or remedy by Lessor waive any other right or remedy.

22.   NO RENT DEDUCTION OR SET OFF.  Lessee's covenant to pay rent is and shall be independent of each and every other covenant of this lease. Lessee agrees that any claim by Lessee against Lessor shall not be deducted from rent nor set off against any claim for rent in any action.

23.   FIRE AND CASUALTY.  In case the Premises shall be rendered untenantable during the term of this lease by fire or other casualty, Lessor at his option may terminate the lease or repair the Premises within 120 days thereafter. If Lessor elects to repair, this lease shall remain in effect provided such repairs are completed within said time. If Lessor shall not have repaired the Premises within said time, then at the end of such time the term hereby created shall terminate. If this lease is terminated by reason of fire or casualty as herein specified, rent shall be apportioned and paid to the day of such fire or other casualty.  Rent shall be abated during the time the Premises are untenantable. Notwithstanding the foregoing, if any casualty to the Building and/or the Premises materially interferes with Lessee=s use and occupancy of the Premises, Lessee may terminate the Lease by giving Lessor thirty (30) days prior written notice of such termination.

24.   SUBORDINATION.  This lease is provided however that any such mortgage or trust deed entered into after the date hereof shall contain a standard nondisturbance agreement with Lessee subordinate to all mortgages and/or trust deeds which may now or hereafter affect the Premises.

25.   INDEMNITY FOR ACCIDENTS.  Lessee covenants and agrees that it will protect and save and keep the Lessor harmless and indemnified against and from any penalty or damages or charges imposed for any violation of any laws or ordinances, either occasioned by the neglect of Lessee or those holding the Premises under Lessee during the term hereof, and that Lessee will protect, indemnify and save and keep harmless the Lessor against and from any and all loss, cost, damage or expense, arising out of or from any accident or other occurrence on or about the Premises attributable to Lessee=s Lease and occupancy of the Premises causing injury to any person or property whomsoever or whatsoever and will protect indemnify and save and keep harmless the Lessor against and from any and all claims and against and from any and all loss, cost, damage or expense arising out of any failure of Lessee in any respect to comply with and perform all the requirements and provisions hereof.

(a) Notwithstanding any provision in this Lease to the contrary, Lessee will not be responsible for, and will have no obligation to indemnify, defend or hold Lessor harmless from and against any loss, damage, expense, claim or other liability that is covered by insurance. Tenant=s obligation under this Section 25 shall survive the expiration or earlier termination of this Lease for a period of six (6) months after such expiration or termination.

(b) Lessor agrees to and shall indemnify, defend and hold Lessee harmless from and against any and all losses, damages, expenses (including, without limitation, reasonable attorney fees) and other liabilities arising out of or caused by or otherwise relating to (i) Lessor=s negligence or willful misconduct, and/or (ii) Lessor=s breach of default under this Lease. Lessee will not be liable to Lessor for any damage by or from any act or negligence or willful misconduct by any owner or occupant of adjoining or contiguous property.

26.   NON-LIABILITY OF LESSOR.  Except as provided by Illinois statute, or otherwise in this Agreement, Lessor shall not be liable for any damage occasioned by failure to keep the Premises in repair, nor for any damage done or occasioned by or from plumbing, gas, water, sprinkler, steam or other pipes or sewerage or the bursting, leaking or running of any pipes, tank or plumbing fixtures, in, above, upon or about Premises or any building or improvement thereon nor for any damage occasioned by water, snow or ice being upon or coming through the roof, skylights, trap door or otherwise, nor for any damages arising from acts or neglect of any owners or occupants of adjacent or contiguous property.

27.   EMINENT DOMAIN.  If a substantial part of the Premises, shall be lawfully taken or condemned or conveyed in lieu thereof, or conveyed under threat of such taking or condemnation, for any public or quasi-public use or purpose, any such actions a ATaking@ the term of this Lease shall end upon and not before the date of the taking of possession by the condemning authority and without apportionment of the award. Lessee hereby assigns to Lessor, Lessee's interest, if any, in such award and specifically agrees that any such award shall be the entire property of Lessor in which Lessee shall not be entitled to share. Current rent shall be terminated as of the date of such termination. If any part of the Building or the Premises not constituting a substantial part of the Premises, shall be so Taken or condemned (or conveyed under threat of such Taking or condemnation), or if the grade of any street adjacent to the Building is changed by any competent authority and such Taking or change of grade makes it necessary to substantially remodel or restore the Building, Lessor shall have the right to cancel this Lease upon not less than one hundred twenty (120) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Lessor to Lessee for the right of cancellation, and Lessee shall have no right to share in any condemnation award or in any judgment for damages or in any proceeds of any sale made under any threat of condemnation or Taking. Lessee shall have the right to separately pursue its own award in the event of such condemnation proceedings. If any such Taking or any portion of the Premises or Building materially interferes with Lessee=s use of the Premises, Lessee may terminate this Lease on ten (10) business days prior written notice to Lessor.

28.   ESTOPPEL CERTIFICATE.  Lessee shall at any time and from time to time upon ten (10) days prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing certifying to the extent true, that this Lease is unmodified and in full force and effect (or if modified, stating the nature of the modification and certifying to the extent true, that this Lease, as so modified, is in full force and effect) and the dates to which the rental and other charges are paid and acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder or specifying such defaults, if any are claimed. It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Premises. Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee that this Lease is in full force and effect, without modification except as may be represented by Lessor, that there are no uncured defaults in Lessor's performance.

29.   BROKERS.  Lessee represents to Lessor that Lessee has not dealt with any real estate broker in connection with this Lease.

30.   PLURALS; SUCCESSORS.  The words Lessor and Lessee wherever herein occurring and used shall be construed to mean ALessors@ and ALessees@ in case more than one person constitutes either party to this lease; and ail the covenants and agreements contained shall be binding upon, and inure to, their respective successors, heirs, executors, administrators and assigns and may be exercised by his or their attorney or agent

31.   NO WAIVER BY LESSOR.  No payment by Lessee or receipt by Lessor of a lesser amount than any installment or payment of Base Rent or any other sums due under this lease shall be deemed a waiver by Lessor of any of its rights under this lease.  Lessor may accept any and all payments from Lessee without prejudice to Lessors right to recover the balance of all payments due, or to pursue any other remedies available to Lessor.

32.   SEVERABILITY.  Wherever possible each provision of this lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this lease.

[Remainder of page intentionally left blank.  Signature page appears on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the Date of Lease stated above.

LESSEE: Artisan Specialty Foods, Inc. By:____________________________________ (SEAL) By:____________________________________ (SEAL)	LESSOR: _______________________________________ (SEAL) David Vohaska _______________________________________ (SEAL) Sherri Vohaska

ASSIGNMENT BY LESSOR

On this ____________________, 20___, for value received, Lessor hereby transfers, assigns and sets over to ________________________________________________ all right, title and interest in and to the above Lease and the rent thereby reserved, except rent due and payable prior to _________________, 20____.

________________________________________(SEAL)

________________________________________(SEAL)